EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Acxiom Corporation:

We consent to incorporation by reference in the Registration Statements previously filed on Form S-3 and Form S-8 (Nos. 33-17115, 33-37610, 33-37609, 33-42351, 33-72310, 333-63633, 333-91395, 333-40114, 333-57470, 333-68620, 333-98613, 333-108900, 333-124901, and 333-127743), of Acxiom Corporation of our reports dated May 25, 2007, relating to the consolidated balance sheets of Acxiom Corporation and subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for the years then ended, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2007, and the effectiveness of internal control over financial reporting as of March 31, 2007, which reports appear in the March 31, 2007 annual report on Form 10-K of Acxiom Corporation.

As discussed in Note 1 to the consolidated financial statements, during 2007, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

/s/ KPMG LLP

Dallas, Texas

May 25, 2007